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                                                                  Exhibit 10.08

                                 CONSULTING AGREEMENT

     THIS AGREEMENT is made effective the first day of January, 1999 between Irwin Naturals / 4Health Inc. (hereafter referred to as "the Company"), Klee Irwin (hereafter referred to as "Irwin"), and Michael J. Driver (hereafter referred to as "Driver"), an independent business advisor providing consulting services to the Company.

                                       RECITALS

     The Company is engaged in the business of manufacturing nutritional products and Driver is an independent business person having expertise in providing advice to businesses in dealing with federal, state, local, and international governments, business opportunities, business acquisition strategy, securing investors for new business enterprises, and strategic business planning.

     The parties desire to enter into a relationship in which Driver will provide advisory services as an independent business consultant to the Company.

     The Company acknowledges that Driver is a partner in the law firm of Patton Boggs LLP with important and substantial responsibilities to the law firm, and therefore understands that he does not wish to be an employee of the Company, but rather is willing to provide part-time services to the Company in a manner which will not interfere with his responsibilities as a partner of Patton Boggs LLP. The Company further acknowledges that Driver will provide the services contemplated by this Agreement in an individual capacity as a business advisor, rather than as a partner of Patton Boggs LLP.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. RESPONSIBILITIES AND DUTIES. Driver will serve as a member of the Company's Advisory Committee, and in such capacity will provide the equivalent of two days of work time per week on a schedule which will not interfere with his responsibilities to Patton Boggs LLP. This schedule will be mutually agreed upon from time to time by the parties. In such capacity, Driver will:

          a. Provide strategic advice regarding the Company's dealings with federal, state, local, and international governments;

          b. Establish and facilitate contact with important business leaders and government policy makers, and assist the Company in developing and implementing presentations to such persons;
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          c.  Provide strategic advice on the Company's negotiations with other substantial business entities;

          d. Assist the Company to develop and implement strategies designed to secure additional investors in the Company;

          e. Assist the Company in resolving problems with employees of, and consultants to, the Company;

          f. Assist the Company in developing and implementing strategies to recruit talented employees and consultants to the Company; and

          g. Assist the Company in developing and implementing strategic and tactical business plans.

     2. COMPENSATION. For the services to be rendered under this Agreement, Driver will be compensated as follows:

          a. Upon execution of this Agreement, the Company will issue and deliver to Driver 10,000 shares of the Common Stock of the Company;

          b. For so long as this Agreement remains in effect, the Company will issue and deliver to Driver 5,000 shares of the Common Stock of the Company on each of the following dates: April 1, 1999; July 1, 1999; October 1, 1999; January 1, 2000; April 1, 2000; July 1, 2000; October 1, 2000; January 1, 2001; April 1, 2001; July 1, 2001; October 1, 2001;
     January 1, 2002; April 1, 2002; July 1, 2002; October 1, 2002; and
     December 31, 2002.

          c. Upon execution of this Agreement, the Company will issue and deliver to Driver 250,000 Warrants of the Company in the form attached hereto as Exhibit A, and exercisable at the common stock price in effect on December 31, 1998. 15,625 of such Warrants will become exercisable by Driver for so long as this Agreement remains in effect upon each of the dates set forth in sub-section 2.b. above. Driver shall have the right to exercise his purchase, conversion, and other rights under the terms of such Warrants at any time after such Warrants become exercisable, but no later than December 31, 2005.

          d.  Notwithstanding the provisions of sub-sections 2.b. and 2.c.
     above:

               (1) In the event this Agreement is terminated under the provisions of section 3 hereafter by the Company as a result of a material breach of this Agreement by Driver, or is terminated by Driver for his convenience, all stock which has not previously been earned under the provisions of sub-section 2.b. above, and all Warrants which have not previously become exercisable under the provisions of sub-section 2.c. above, will be forfeited by Driver to the Company.


                            Consulting Agreement - Page 2

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               (2)  In the event this Agreement is terminated under the
          provisions of section 3 hereafter by Driver as a result of a material breach of this Agreement by the Company, or is terminated by the Company for its convenience, or in the event of a change of control of the Company as defined in the Company's Long Term Stock Incentive Plan in effect on the date of this Agreement, all stock which has not previously been earned under the provision of sub-section 2.b. above, and all Warrants which have not previously become exercisable under the provisions of sub-section 2.c. above, will become immediately earned and/or exercisable by Driver.

          e. In the event that any of the Company's lines of business are spun-off into separate business entities, Driver will have the right to receive Common Stock and Warrants in such separate business entities in the same proportion that his Common Stock and Warrants in the Company bear to the total issued and outstanding Common Stock and Warrants of the Company, at the time that any such business lines are spun-off by the Company.

No other compensation or benefits of any kind will be available to Driver under the terms of this Agreement, except as agreed upon in writing by the parties.

     3. TERM AND TERMINATION. This agreement shall take effect on January 1, 1999 and conclude on December 31, 2002, unless sooner terminated by Driver or the Company pursuant to the provisions of this section. Subject to the provisions of sub-section 2.d. above, either Driver or the Company may terminate this Agreement, with or without a breach of this Agreement by the other party, upon any of the dates set forth in sub-section 2.b. above, so long as he or it provides a written notice of termination at least 90 prior to such date. All common stock earned by Driver on such termination date will be delivered to him, and he will have the right to exercise all Warrants which become exercisable through such date, in accordance with the provisions of section 2 above.

     4. REIMBURSEMENT OF EXPENSES. Driver will be reimbursed by the Company for all legitimate business expenses incurred by him (including but not limited to first-class travel, hotel, rental car, and telephone expenses) so long as such expenses are evidenced by statements, invoices, receipts, per diem reports, or similar documents. Driver will reimburse the Company for any and all payments made by the Company to him for reimbursement of expenses which are ultimately determined by the Internal Revenue Service not to be deductible to the Company.

     5.  INDEMNIFICATION.

          a. BY THE COMPANY. In the event that any investigation, claim, action, or proceeding of any nature is undertaken by any person or entity alleging liability against Driver which relates to or arises out of this Agreement, the Company agrees


                            Consulting Agreement - Page 3

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     to indemnify and hold harmless Driver from all injuries, damages, and losses sustained by Driver, including but not limited to, all reasonable attorney fees and court costs. Such attorney fees and court costs shall be reimbursed by the Company as they are incurred by Driver.

          The Company further agrees that it will not, without Driver's prior written consent (which will not be unreasonably withheld), settle, compromise, or consent to the entry of judgment, unless such settlement, compromise, or consent includes an unconditional release of Driver from all liability arising out of such investigation, claim, action, or proceeding.

          Without limiting the generality of the foregoing, the Company expressly agrees that it will indemnify and hold harmless not only Driver, but also Patton Boggs LLP, from all injuries, damages, and losses sustained by it arising out of the services provided by Driver under this Agreement. The Company further covenants that it will never sue Patton Boggs LLP for any injuries, damages, or losses arising out of the services provided by Driver under this Agreement.

          b. BY DRIVER. Driver agrees that he will indemnify and hold harmless the Company, its officers, directors, and/or other persons having responsibility for withholding of taxes, from all injuries, damages, and losses sustained by such persons as a result of his failure to pay state and federal taxes on the compensation earned by him under this Agreement, including but not limited to all overdue taxes, penalties, interest, attorney fees, and court costs. Such attorney fees and court costs shall be reimbursed by Driver as they are incurred by the Company.

          Driver further agrees that he will not, without the Company's prior written consent (which will not be unreasonably withheld), settle, compromise, or consent to the entry of judgment, unless such settlement, compromise, or consent includes an unconditional release of the Company and its officers, directors, and/or other persons having responsibility for withholding of taxes from all liability.

     6.  RELATIONSHIP OF PARTIES.

          a. Driver will report directly to Irwin or his designee in providing services under this Agreement.

          b. The Company shall exercise no direction and control over Driver's activities in carrying out his responsibilities under this agreement, and in all regards, Driver will be treated as an independent contractor to the Company. Driver will retain discretion and judgment in determining the means, methods and schedule for providing services under this Agreement, so long as the Company's assigned responsibilities are carried out in a timely and efficient manner. The Company may from time to time establish deadlines, parameters, and specifications with regard to


                            Consulting Agreement - Page 4

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     services performed for it by Driver, but will not oversee Driver's actual work or instruct Driver about how the work will be performed.

          c. The Company will not provide any equipment, supplies, or benefits to Driver, other than the use of an office and support services at the Company's corporate offices in Culver City, California.

          d. DRIVER IS NOT ENTITLED TO ANY UNEMPLOYMENT OR WORKERS' COMPENSATION INSURANCE BENEFITS UNDER THIS AGREEMENT, AND BOTH DRIVER AND THE COMPANY WILL BE SEPARATELY RESPONSIBLE FOR MAINTAINING IN FORCE THEIR OWN INSURANCE, INCLUDING BUT NOT LIMITED TO GENERAL LIABILITY INSURANCE, HEALTH INSURANCE, AND DISABILITY INSURANCE, IN AN AMOUNT REASONABLY NECESSARY TO COVER THE RISKS ASSOCIATED WITH THIS AGREEMENT. FURTHER, DRIVER WILL NOT BE ENTITLED TO PARTICIPATE IN ANY PENSION OR PROFIT SHARING PLANS OR WELFARE BENEFIT PROGRAMS MAINTAINED BY THE COMPANY FOR THE BENEFIT OF ITS EMPLOYEES.

          e. DRIVER IS OBLIGATED TO PAY ALL LOCAL, STATE AND FEDERAL TAX OBLIGATIONS AS A SELF-EMPLOYED INDIVIDUAL ON ALL COMPENSATION PAID UNDER THIS AGREEMENT.

          f. This agreement will not be construed as creating any sort of partnership or joint venture relationship between Driver and the Company. In conformity therewith, neither party shall be liable for any obligation made or incurred by the other party, unless made or incurred pursuant to the terms of a separate agreement. Any employees who may be hired by Driver will not be treated as employees of the Company for purposes of federal and state unemployment taxes, federal and state withholding taxes, federal social security, medicare taxes and worker's compensation insurance.

     7. SEVERABILITY. If any provision of this Agreement is declared void or otherwise unenforceable, the remainder of the provision of this Agreement shall remain in full force and effect.

     8. ASSIGNABILITY. The parties acknowledges that the relationship of the parties is personal in nature among Driver and the existing officers of the Company, and therefore that this Agreement shall not be assigned by Driver or the Company without the express written consent of the other party.

     9. CONSTRUCTION. The parties agree that this Agreement will be construed according to the laws of the State of Colorado, and that any court having appropriate subject-matter jurisdiction in the State of Colorado shall have exclusive jurisdiction over any action or proceeding arising under this Agreement.

     10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relative to services to be provided by Driver to the Company. All previous representations and agreements between Driver and the Company relative to such


                            Consulting Agreement - Page 5

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services are hereby merged in and superseded by this Agreement.  This Agreement may not be altered or modified except by an express written agreement among the parties. Notwithstanding the foregoing, this Agreement shall have no effect on certain stock options which were previously granted to Driver by the Company on July 16, 1996.

     11. ATTORNEY FEES. The parties agree that in the event of any dispute arising out of this Agreement, any court or arbitrator resolving the dispute shall award to the prevailing party his or its costs and reasonable attorney fees incurred in resolving such dispute.

     12. NOTICES. Any notices required to be given under this agreement shall be deemed to have been properly given if mailed by certified mail to the party entitled to notice at the following addresses, or to any subsequent address which is communicated by one party to the other under the provisions of this section:

          Klee Irwin, President and Chief Executive Officer
          Irwin Naturals / 4Health Inc.
          10549 W. Jefferson Boulevard
          Culver City, California  90232


          Michael J. Driver
          6500 Whaley Drive
          Boulder, Colorado  80303.

Proof of service of such notice shall be a receipt for certified mail showing the date of mailing.

     13. REPRESENTATION AND WARRANTY. As a signatory to this Agreement, Irwin hereby represents and warrants that:

          a. He has obtained the approval of the Board of Directors and Compensation Committee of Irwin Naturals / 4Health, Inc. for the issuance of Common Stock and granting of Warrants of the Company to Driver as compensation for the services to be provided under this Agreement; and

          b. He will secure the opinion of securities counsel for the Company that the issuance of Common Stock and granting of Warrants of the Company under this Agreement is in compliance with all applicable requirements of the United States securities laws, as well as all state securities laws which may apply, and that such Common Stock and Warrants have been properly issued and granted by the Company.


                            Consulting Agreement - Page 6

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     14.  PUBLIC ANNOUNCEMENTS.  Prior to any press release or other public disclosure relating to the services to be performed by Driver under this Agreement, the parties will confer about whether such public disclosure is appropriate, and if so, will reach an agreement about the contents of any such disclosure. Except as required by any applicable law, rule, or regulation, no party shall make any public announcement regarding the relationship of the parties which arises out of this Agreement without the prior written consent of the other party(ies).

     IN WITNESS WHEREOF, the parties have executed this Agreement with full knowledge of each and every provision set forth herein.

Irwin Naturals / 4Health, Inc.:


By:  /s/ Klee Irwin                     /s/ Michael J. Driver
   --------------------------------     ------------------------------
    President                           Michael J. Driver, Individually


   /s/ Klee Irwin
   --------------------------------
   Klee Irwin, Individually

     Subscribed and sworn to before me this 1 day of February, 1999, by Klee Irwin and Michael J. Driver.



                                             /s/ Jacqueline Y. Roeder
                                             ------------------------------
                                             Notary Public

My Commission Expires:   April 26, 2002
                      ------------------


[STAMP]


                          Consulting Agreement - Page 7